Exhibit 1.2

Pricing Agreement

Date: February 20, 2008

Ladies and Gentlemen:

KeyCorp Capital X, a statutory trust formed under the laws of the State of Delaware (the “Designated Trust”) and KeyCorp, an Ohio corporation (the “Company”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 20, 2008 (the “Underwriting Agreement”), among the Designated Trust, and the Company, on the one hand, and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and KeyBanc Capital Markets Inc. as representatives of the Underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities” consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Designated Trust consists of debt securities of the Company (the “Junior Subordinated Debentures”), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the “Guarantee”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time set forth in this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as (i) of the date of the Underwriting Agreement, (ii) as of the Applicable Time set forth in this Pricing Agreement and (iii) as of the Time of Delivery set forth in this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, and the Issuer Free Writing Prospectuses identified on Schedule III hereto, including the documents incorporated therein by reference, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters may exercise their option to purchase any Optional Designated Securities by sending notice to the Company within 10 days from the date of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

KEYCORP

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

KEYCORP CAPITAL X
By:	KeyCorp, as Depositor

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
WACHOVIA CAPITAL MARKETS, LLC
KEYBANC CAPITAL MARKETS INC.
As Representatives of the Underwriters named in Schedule I hereto

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
Name:	Chandru M. Harjani
Title:	Vice President

2

SCHEDULE I

Number of Firm Designated Securities to be Purchased
Underwriter
Citigroup Global Markets Inc.	4,270,000
Wachovia Capital Markets, LLC	4,270,000
KeyBanc Capital Markets Inc.	2,100,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,256,000
Morgan Stanley & Co. Incorporated	4,256,000
UBS Securities LLC	4,256,000
Banc of America Securities LLC	840,000
RBC Dain Rauscher Inc.	840,000
Bear, Stearns & Co. Inc.	280,000
Credit Suisse Securities (USA) LLC	280,000
Deutsche Bank Securities Inc.	280,000
Goldman, Sachs & Co.	280,000
J.P. Morgan Securities Inc.	280,000
Lehman Brothers Inc.	280,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	98,000
Charles Schwab & Co., Inc.	98,000
HSBC Securities (USA) Inc.	98,000
Morgan Keegan & Company, Inc.	98,000
Oppenheimer & Co. Inc.	98,000
Piper Jaffray & Co.	98,000
Raymond James & Associates, Inc.	98,000
Stifel, Nicolaus & Company, Incorporated	98,000
D.A. Davidson & Co.	28,000
Ferris, Baker Watts, Incorporated	28,000
Fidelity Capital Markets, a division of National Financial Services LLC	28,000
Guzman & Company	28,000
H&R Block Financial Advisors, Inc.	28,000
Janney Montgomery Scott LLC	28,000
Jefferies & Company, Inc.	28,000
Keefe, Bruyette & Woods, Inc.	28,000

Mesirow Financial, Inc.	28,000
Muriel Siebert & Co., Inc.	28,000
Robert W. Baird & Co. Incorporated	28,000
Sandler, O’Neill & Partners, L.P.	28,000
SBK-Brooks Investments Corp	28,000
Stone & Youngberg LLC	28,000
TD Ameritrade, Inc.	28,000
The Williams Capital Group, L.P.	28,000

Total	28,000,000

Maximum Number of Optional Designated Securities Which May be Purchased:

4,200,000

SCHEDULE II

Designated Trust:

KeyCorp Capital X

Title of Designated Securities:

8.000% Enhanced Trust Preferred Securities due March 15, 2068

Aggregate principal amount:

Aggregate principal amount of Designated

Securities to be sold: $700,000,000

Over-allotment Option:

The underwriters have been granted an option to purchase up to an additional 4,200,000 trust preferred securities at the public offering price, exercisable within 10 days from the Trade Date, solely to cover over-allotments.

Price to Public:

100% of the principal amount of the Designated Securities

Commission to the Underwriters:

3.15% except for sales to certain institutions in which case the fees will be 2.00%.

Underwriters’ Compensation:

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Junior Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to Citigroup Global Markets Inc., for the accounts of the several Underwriters, an amount equal to $21,519,181.56 for the Firm Designated Securities to be delivered at the Time of Delivery.

Specified funds for payment of purchase price:

Federal (same day) Funds

Accountants’ Letter to be delivered on date of Pricing Agreement:

Yes.

Trust Agreement:

Amended and Restated Trust Agreement dated as of February 27, 2008, between the Company and the Trustees named therein

Indenture:

Junior Subordinated Indenture, dated as of December 4, 1996, between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Indenture Trustee, as supplemented from time to time (the “Indenture”)

Guarantee:

Guarantee Agreement dated as of February 27, 2008, between Company and Deutsche Bank Trust Company Americas, as Guarantee Trustee

Maturity:

March 15, 2068

Interest Rate:

8.000% per annum

Interest Payment Dates:

March 15, June 15, September 15 and December 15

Extension Period:

none

Redemption Provisions:

The trust preferred securities may be redeemed (i) in whole or in part at 100% of their liquidation amount on or after March 15, 2013 or (ii) in whole at 100% of their liquidation amount prior to March 15, 2013 after the occurrence of a “tax event,” “capital treatment event,” or “investment company event,” as described in the prospectus supplement, or (iii) in whole prior to March 15, 2013 at a make-whole redemption price after the occurrence of a “rating agency event,” as described in the prospectus supplement, in each case plus accrued and unpaid distributions through the date of redemption.

Sinking Fund Provisions:

No sinking fund provisions.

Applicable Time:

1:30 p.m., New York City time on February 20, 2008, on the date of this Pricing Agreement.

Time of Delivery:

10:00 a.m., New York City time, on February 27, 2008.

Closing Location: Offices of Sullivan & Cromwell LLP

SCHEDULE III

Issuer Free Writing Prospectuses

1.	The Final Tem Sheet dated February 20, 2008.